United States
Securities and Exchange Commission
Washington, D.C.
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. _____)

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BAY NATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2009

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend Bay National Corporation’s 2009 Annual Meeting of Stockholders on Tuesday, May 26, 2009 at 2:30 p.m., local time, at Bay National Corporation’s office located at 2328 West Joppa Road, Lutherville, Maryland 21093.

The notice of meeting and proxy statement on the following pages contain information about the meeting.  This year, we are asking you to approve an increase in the number of authorized shares of the Company’s common stock and to approve the Company’s sale of up to a maximum $12,000,000 worth and 15,000,000 shares of our common stock (or securities convertible into or exercisable for common stock) at a maximum discount of 25% to the market value of the common stock on the date of sale.  As described further in the enclosed proxy statement, we expect that we will actually sell shares of common stock at a price that is slightly above or equal to market value.  However, because the Company’s common stock is thinly traded and because of the way we must define market value for purposes of this proposal, the market price of the stock may increase above normal or expected market values which may result in the shares being sold at a price that is below the then current market value.  Therefore, we are asking stockholders to approve a high maximum discount so that the Board of Directors may have the flexibility it needs in order to accomplish this necessary capital raising.

Given the importance of the matters to be voted on at the annual meeting and the vote required to approve the increase in the authorized shares, as further described in the proxy statement, every stockholder’s vote is very important. In order to ensure your shares are voted at the meeting and to help minimize further proxy solicitation costs, please return the enclosed proxy card at your earliest convenience.

Very truly yours,

Hugh W. Mohler
Chairman and Chief Executive Officer

Bay National Corporation
2328 West Joppa Road, Lutherville, Maryland 21093

NOTICE OF ANNUAL MEETING
TO BE HELD MAY 26, 2009 at 2:30 P.M.

April 28, 2009

The Annual Meeting of Stockholders will be held in Bay National Corporation’s office located at 2328 West Joppa Road, Lutherville, Maryland 21093 to:

1.	Elect five directors to serve for a three-year term ending at the Annual Meeting of Stockholders to be held in 2012 in each case until their successors are duly elected and qualified;

2.
Approve the issuance of up to $12,000,000 worth of shares of Bay National Corporation’s common stock and/or securities convertible into or exercisable for common stock, not to exceed 15,000,000 shares, in one or more private placement transactions closing on or prior to the date three months after our 2009 annual meeting of stockholders, which shares would be issued at a maximum discount of 25% to the then market value of the common stock;

3.
Approve an amendment to Bay National Corporation’s articles of incorporation to increase the number of authorized shares of the Company’s common stock, $0.01 par value, from 9,000,000 shares to 20,000,000 shares;

4.	Ratify the appointment of Stegman & Company as independent registered public accountants to audit the financial statements of Bay National Corporation for 2009; and

5.	Act upon any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record of Bay National Corporation common stock at the close of business on April 10, 2009 are entitled to notice of and to vote at the meeting, or any adjournment or postponement thereof.

Whether or not you plan to attend the meeting, please indicate your choices on the matters to be voted upon, date and sign the enclosed proxy and return it in the enclosed postage-paid return envelope. You may revoke your proxy at any time prior to or at the meeting by written notice to Bay National Corporation, by executing a proxy bearing a later date, or by attending the meeting and voting in person.

By order of the Board of Directors,

David E. Borowy
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 26, 2009

The Proxy Statement and the form of proxy card for the annual meeting and our Annual Report on Form 10-K for the year ended December 31, 2008 are available at http://materials.proxyvote.com/072500.

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished on or about April 28, 2009 to Bay National Corporation’s stockholders in connection with the solicitation of proxies by Bay National Corporation’s Board of Directors to be used at the annual meeting of stockholders described in the accompanying notice (the “Annual Meeting”) and at any adjournments or postponements thereof.  The purposes of the Annual Meeting are set forth in the accompanying notice of annual meeting of stockholders.

This proxy material is being sent to Bay National Corporation’s stockholders on or about April 28, 2009.  Bay National Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 (“Annual Report”), as filed with the Securities and Exchange Commission, has been mailed to all stockholders with this proxy material.

If you are a stockholder of record (i.e. you own the shares directly in your name), you may attend the Annual Meeting and vote in person as long as you present valid proof of identification at the Annual Meeting.  If you hold your shares in Bay National Corporation beneficially but not of record (i.e. the shares are held in the name of a broker or other nominee for your benefit) you must present proof of beneficial ownership in order to attend the Annual Meeting, which generally can be obtained from the record holder, and you must obtain a proxy from the record holder in order to vote your shares if you wish to cast your vote in person at the Annual Meeting.  For further information please contact our Secretary, David E. Borowy, at (410) 494-2580.

SOLICITATION AND REVOCATION OF PROXIES

The enclosed proxy is solicited by the Board of Directors of Bay National Corporation. The Board of Directors selected Warren F. Boutilier and Hugh L. Robinson II, or either of them, to act as proxies with full power of substitution at the Annual Meeting.  The proxy is revocable at any time prior to or at the Annual Meeting by written notice to Bay National Corporation, by executing a proxy bearing a later date, or by attending the Annual Meeting and voting in person.  A written notice of revocation of a proxy should be sent to the Secretary, Bay National Corporation, 2328 West Joppa Road, Suite 325, Lutherville, MD 21093, and will be effective if received by the Secretary prior to the Annual Meeting.  The presence of a stockholder at the Annual Meeting alone will not automatically revoke such stockholder’s proxy.

Bay National Corporation will bear the costs of soliciting proxies.  In addition to solicitation by mail, officers and directors of Bay National Corporation may also solicit proxies personally or by telephone.  Bay National Corporation will not specifically compensate our officers or directors for soliciting such proxies.  We may also retain a proxy solicitation firm to assist us in the solicitation of proxies.  Bay National Corporation will bear all related fees and expenses if such a firm is retained.  Bay National Corporation will reimburse brokers and other persons for their reasonable expenses in forwarding proxy materials to customers who are beneficial owners of the common stock of Bay National Corporation registered in the name of nominees.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 26, 2009

This Proxy Statement and the form of proxy card for the annual meeting and our Annual Report on Form 10-K for the year ended December 31, 2008 are available at http://materials.proxyvote.com/072500.

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders of record at the close of business on April 10, 2009 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.  As of the close of business on that date, there were outstanding and entitled to vote 2,153,101 shares of common stock, $0.01 par value per share, each of which is entitled to one vote.

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will be necessary to constitute a quorum at the Annual Meeting.  Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

For the election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes “FOR” a nominee or “WITHHOLD AUTHORITY” for a nominee are counted to determine the total number of votes cast; abstentions and broker non-votes have no effect on the outcome of the election.

Assuming a quorum is present, the affirmative vote of a plurality of the shares cast in person or represented by proxy at the Annual Meeting is required to elect the director nominees.  In other words, the nominees to receive the greatest number of votes cast, up to the number of nominees up for election, will be elected.  Withheld votes and broker non-votes will not affect the outcome of the election of directors.

The affirmative vote of at least a majority of all votes cast in person or by proxy at the Annual Meeting and entitled to vote on the matter is necessary to approve the issuance of up to $12,000,000 of our common stock and to ratify the appointment of Stegman & Company as our independent registered public accountants.  An abstention or broker non-vote is not included in calculating votes cast with respect to these proposals and will have no effect on the outcome of these proposals.

The affirmative vote of holders of two-thirds of the outstanding shares of common stock entitled to vote on the matter is necessary to approve the amendment to our articles of incorporation to increase the authorized number of shares of our common stock from 9,000,000 shares to 20,000,000 shares.  An abstention or broker non-vote, as well as the failure to vote (including a failure to return a signed proxy card), will have the same effect as a vote against this proposal.

A broker “non-vote” is a proxy received from a broker or nominee indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power to vote.

All proxies will be voted as directed by the stockholder on the proxy form.  A proxy, if executed and not revoked, will be voted in the following manner (unless it contains instructions to the contrary, in which event it will be voted in accordance with such instructions):

FOR the nominees for directors named below.

FOR approval of the proposal to authorize the Company to issue up to $12,000,000 worth of our common stock.

FOR approval of the proposal to amend our articles of incorporation to increase the authorized number of shares of common stock from 9,000,000 shares to 20,000,000 shares.

FOR ratification of the appointment of Stegman & Company as independent registered public accountants for 2009.

Proxies will be voted in the discretion of the holder on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

It is anticipated that Bay National Corporation’s directors and officers will vote their shares of common stock in favor of the nominees for election to the Board of Directors listed herein, for approval of the proposals to authorize the issuance of common stock and to amend the articles of incorporation to increase the authorized common stock, and for the ratification of the appointment of Stegman & Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the beneficial ownership of Bay National Corporation's common stock as of April 10, 2009 by its directors, named executive officers, and all directors and officers as a group and persons believed by management to beneficially own more than five percent of the common stock. The table includes common stock such persons have a right to acquire beneficial ownership of within 60 days of April 10, 2009 pursuant to the exercise of warrants and options or a grant of restricted stock.  Unless otherwise noted below, management believes that each person named in the table has the sole voting and sole investment power with respect to each of the shares of common stock reported as beneficially owned by such person.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
R. Michael Gill	5,602.25%
John R. Lerch (1)	51,964	2.32%
Donald G. McClure, Jr. (2)	19,100.85%
Hugh W. Mohler (3)	103,467	4.62%
Robert L. Moore (4)	14,954.67%
James P. O’Conor	5,767.26%
H. Victor Rieger, Jr. (5)	34,807	1.56%
Richard J. Oppitz	577.026%
William B. Rinnier (6)	15,036.67%
Edwin A. Rommel, III (7)	55,802	2.49%
Mark A. Semanie (8)	22,341	1.00%

Henry H. Stansbury (9)	40,925	1.83%
Eugene M. Waldron, Jr. (10)	44,242	1.98%

Carl A.J. Wright	18,132.81%

David E. Borowy	0	0.00%
All directors and executive officers as a group (15 persons) (11)	432,716	19.34%
NexTier, Inc. (12) P.O. Box 1550 Butler, Pennsylvania 16003	174,486	7.80%

(1)
Includes 9,900 shares held by LFI partnership, of which Mr. Lerch is a general partner; 4,400 shares held by Mr. Lerch’s spouse, over which he has shared voting and investment power; and 550 shares held in trust for the benefit of Mr. Lerch’s daughter for which Mr. Lerch is custodian.

(2)
Includes 3,300 shares issuable upon the exercise of options. Includes 11,000 shares held in trust for the benefit of Mr. McClure’s children for which Mr. McClure is a co-trustee and over which he has shared voting and investment power.

(3)	Includes 44,287 shares issuable upon the exercise of options. Includes 1,100 shares held by Mr. Mohler’s spouse, over which he has shared voting and investment power.

(4)	Includes 3,300 shares issuable upon the exercise of options.

(5)	Includes 1,100 shares held by Mr. Rieger’s spouse, over which he has shared voting and investment power.

(6)	Includes 3,300 shares issuable upon the exercise of options. Includes 3,300 shares held by Mr. Rinnier’s spouse, over which he has shared voting and investment power.

(7)	Includes 3,300 shares issuable upon the exercise of options.

(8)	Includes 20,493 shares issuable upon the exercise of options.

(9)	Includes 3,300 shares issuable upon the exercise of options. Includes 13,750 shares held by Mr. Stansbury’s spouse, over which he has shared voting and investment power.

(10)	Includes 3,300 shares issuable upon the exercise of options.

(11)
All of the named individuals, other than Mr. Oppitz, Mr. Semanie and Mr. Borowy are directors of Bay National Corporation. Mr. Semanie has been appointed as a director of Bay National Corporation and Bay National Bank in 2009 and will join the Board upon OCC approval.  Mr. Mohler is a director and executive officer of Bay National Corporation.

(12)
This information is based on a Schedule 13G filed with the Securities and Exchange Commission by NexTier Incorporated on March 28, 2006 and information from the Company’s transfer agent at the close of business on the Record Date.

Shares included in the table as beneficially owned that are not outstanding but which the persons listed have the right to acquire within 60 days of April 10, 2009 pursuant to the exercise of options or otherwise are deemed outstanding for the purpose of computing the percentage ownership of the person holding such rights but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

PROPOSAL 1.         ELECTION OF DIRECTORS

The Board of Directors currently has twelve directors, divided into three classes – Class A, Class B and Class C.  Each class of director serves for a three-year term and the term of office of one of the three classes expires each year.  The current Class B directors’ term expires at the Annual Meeting on May 26, 2009.  A director may only be removed by the affirmative vote of at least 80% of the votes entitled to be cast on the matter.

All of the members of Bay National Corporation’s Board of Directors have served for at least one three-year term on the Board of Directors of Bay National Corporation.

The Board of Directors is recommending the election of Hugh W. Mohler, R. Michael Gill, Donald G. McClure, Jr., Robert L. Moore, H. Victor Rieger, Jr., as Class B directors for a term ending at the 2012 Annual Meeting of Stockholders. All of the nominees are now directors of Bay National Corporation and each nominee has consented to serve as a director, if elected.  Kenneth H. Trout, Class C director, notified the Company on February 5, 2009 of his choice to resign from the Board of Directors.  Mr. Trout did not indicate any disagreement with the company as a reason for resigning.   The directors whose terms have not expired will continue to serve as directors until the expiration of their respective terms.

It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the Annual Meeting, proxies that do not withhold authority to vote for the nominees listed below will be voted for another nominee, or nominees, selected by the Board of Directors.

The proxies solicited hereby, unless directed to the contrary, will be voted “FOR” the election of the three nominees named below as Class B directors with terms expiring at the 2012 Annual Meeting of Stockholders.  In order to be elected, a plurality of the shares cast at the Annual Meeting is necessary.  Abstentions and broker non-votes have no effect on the outcome of the election.

Information regarding the nominees and the directors, who will continue to serve unexpired terms, and certain information relating to them, follows.

Nominees for election to the Board of Directors for a three-year term expiring in 2012.

Hugh W. Mohler, age 63, has served as chairman, president, and chief executive officer of Bay National Corporation since June 1999 and of Bay National Bank since April 2000. Mr. Mohler has over 40 years experience in the financial services industry, holding positions in executive management, commercial lending and business development. From 1977 to 1999, Mr. Mohler was affiliated with former Baltimore-based Mercantile Bankshares Corporation, most recently serving as executive vice president with responsibility for 20 community banks in a three-state area. For 17 years, from 1977 to 1994, he was president of Mercantile’s Salisbury, Maryland-based affiliate, Peninsula Bank, the largest financial institution on Maryland’s Eastern Shore. Earlier, he was a vice president in commercial lending at First National Bank of Maryland.

A native of Baltimore, Mr. Mohler earned his undergraduate degree in economics from Loyola College in Maryland and his master of business administration degree from the University of Baltimore. He is a past president of the board of trustees of Associated Catholic Charities, Inc. in the Roman Catholic Archdiocese of Baltimore. In the past, Mr. Mohler has served as a trustee of Loyola Blakefield, Goucher College and the Independent College Fund of Maryland and as Chairman of the Board of Sponsors of the Sellinger School of Business at Loyola College in Maryland.  He currently is a member of the board of trustees of Loyola College and he serves on the Board of Governors of The Maryland Club. He also serves on the President’s Advisory Council of Stevenson University and is a member of the finance committee for the Maryland Jesuit Province.  He also serves on the board of The Baltimore Equitable Society, a mutual, perpetual insurance company dating back to 1794.

Mr. Mohler’s prior civic experiences include serving as chairman of the Greater Salisbury Committee, chairman of the Salisbury School, and chairman of the Governor’s Lower Shore Economic Task Force. He also served on the boards of Peninsula Regional Medical Center, Maryland Chamber of Commerce, Salisbury-Wicomico Economic Development Committee and the Somerset County Economic Development Committee.  Mr. Mohler also served as president of the Maryland Bankers Association and on several committees of the American Bankers Association.

R. Michael Gill, age 58, has been a director of Bay National Corporation and Bay National Bank since March 2006. Mr. Gill is chairman of Curtis Engine, a Baltimore-based locally owned and operated provider of power solutions equipment and he has served in that capacity since January 2006. In 2003, Mr. Gill formed Hoyt Capital, an investment firm that provides capital and business advising to start-up and existing enterprises, of which he currently serves as principal. For sixteen years, beginning in 1984, he served as CEO of AMERICOM, a provider of cellular products and services. In 2000, AMERICOM was acquired by Solectron, a leader in the electronics manufacturing sector.

Mr. Gill is an alumnus of Towson University where he received an honorary Doctor of Humane Letters degree in 1996. In May 2005, he received Towson University’s Distinguished Alumnus Award. Prior to transferring to Towson University, Mr. Gill attended Clemson University, which recently named him to its President’s Advisory Board. Currently, he serves as the Chairman on the board of advisors of Evergreen Capital LLC, an investment banking firm headquartered in Columbia, Maryland.  He previously served as Executive Chairman of Bluefire Security Technologies, a developer of security software solutions for mobile devices.  In 2004, Governor Robert L. Ehrlich, Jr. appointed Mr. Gill to a five-year term on the Board of Regents of the University System of Maryland, a public system of higher education comprised of 11 degree-granting and two research institutions.

Donald G. McClure, Jr., age 65, has been a director of Bay National Corporation and Bay National Bank since April 2000. Mr. McClure is a principal in the McClure Group, Inc., a Baltimore-based private equity investment firm originated in 1979. He is the former Chairman and Co-Chief Executive of Americom Wireless Services, Inc., which merged with a Fortune 200 company in 2000. McClure Group, Inc. holdings include operations based in Texas, Florida, Colorado as well as Maryland.

Mr. McClure presently devotes substantial time to several other boards in the private sector and has been a lifelong director to a variety of educational and non-profit organizations.  He is presently leading the development of McClure Family Vineyards in Sparks, Maryland.

Robert L. Moore, age 55, has been a director of Bay National Corporation since February 2001 and Bay National Bank since June 2001.  Mr. Moore is a certified public accountant.  He received his CPA designation 30 years ago, and is the owner and founder of the Salisbury, Maryland accounting firm of Moore & Company, P.A.  His professional concentration is income tax and estate tax planning and all facets of business consulting.

Mr. Moore received his Bachelor of Science degree from the University of Virginia in 1976.  Currently, he serves as Chairman of the Trustees of the Wicomico County Pension System, a board member of Salisbury-Wicomico Economic Development Corporation, a board member of the Greater Salisbury Committee, a member of the Salisbury Area Chamber of Commerce, Chairman of the Finance Committee of Trinity United Methodist Church and Chairman of the Investment Committee of Salisbury University Foundation.

Mr. Moore is a past president of the Eastern Shore Chapter of the Maryland Association of CPAs. Previously, Mr. Moore served on the Board of Directors of the Bank of Fruitland, Maple Shade Residential Homes, Inc., and the Holly Foundation.  He was also a member of the Executive Committee and Board of Directors of the Green Hill Yacht & Country Club and a member and officer of the Salisbury Jaycees.

H. Victor Rieger, Jr., age 71, has been a director of Bay National Corporation since June 1999 and a director of Bay National Bank since April 2000. Mr. Rieger retired from Signet Banking Corporation, successor to Union Trust Company of Maryland in December 1997 after nearly four decades of service. Mr. Rieger served in numerous capacities for Signet, including regional executive vice president of international banking and as part of Signet's Maryland commercial banking group. Mr. Rieger has extensive experience in commercial relationship banking, credit administration and loan policy.

An alumnus of Johns Hopkins University, Mr. Rieger is a graduate of the Stonier School of Banking at Rutgers University. He is past president and a current trustee of Family and Children's Services of Central Maryland, past treasurer and board member of the National Flag Day Foundation and a past vice-president and director of the Baltimore Junior Association of Commerce. He is a former member of the loan committee for the Minority Small Business Investment Company and a past advisory board member of the U.S. Small Business Administration. Mr. Rieger also is past president of the Chesapeake Chapter of Robert Morris Associates.

The Board of Directors recommends that stockholders vote “FOR” the election of all nominees.

Continuing Class C Directors – Terms Expiring in 2010.

William B. Rinnier, age 67, has been a director of Bay National Corporation since August 1999 and a director of Bay National Bank since April 2000. Mr. Rinnier is the owner and president of Rinnier Development Company, a Salisbury, Maryland based real estate development company, which specializes in the development and sale or management of resort condominiums, multi-family apartments, and commercial and industrial buildings. He joined Rinnier Development Company nearly four decades ago after his honorable discharge from the U.S. Navy.

A native of Salisbury, Maryland, Mr. Rinnier earned a degree in aerospace engineering from the Georgia Institute of Technology and attended the Graduate School of Business at the University of Virginia. He is a board member of the Greater Salisbury Committee and is past president of the Salisbury-Wicomico Economic Development Corporation and the Coastal Board of Realtors.

Edwin A. Rommel III, age 59, has been a director of Bay National Corporation since June 1999 and a director of Bay National Bank since April 2000. Mr. Rommel is a certified public accountant who, since 1974, has been a partner in the Salisbury, Maryland, accounting firm of Twilley, Rommel & Stephens, P.A. Mr. Rommel has been certified as a valuation analyst and accredited in Business Valuation by the American Institute of Certified Public Accountants.

A Baltimore native, Mr. Rommel earned his undergraduate degree from Loyola College in Maryland. Mr. Rommel is an officer of the Eastern Shore Chapter of the Maryland Association of Certified Public Accountants and serves on the Board of Directors of the Loyola College Alumni Association. He is also a past Chairman of the Maryland Association of Certified Public Accountants and is a member of the governing board of the American Institute of Certified Public Accountants. Mr. Rommel is past president of the Salisbury Area Chamber of Commerce and previously served as a director of the Greater Salisbury Committee and as a director of the Maryland Association of Certified Public Accountants. Mr. Rommel is also past president of the St. Francis de Sales Board of Trustees and past member of the Wicomico County Democratic Central Committee.

Henry H. Stansbury, age 69, has been a director of Bay National Corporation since June 1999 and a director of Bay National Bank since April 2000. Since 1975, Mr. Stansbury has been the Chairman of the Board of Agency Services, Inc., an independently owned premium finance company. Since 1989, Mr. Stansbury has been the Chairman of the Board of Directors of Agency Insurance Company of Maryland, Inc., a privately owned multi-line property/casualty insurance company. Mr. Stansbury is a past president of the Maryland Association of Premium Finance Companies and is a past president of the National Association of Premium Finance Companies.

Mr. Stansbury is the Chairman of the Board of the Maryland Historical Society. He served as director and chairman of the museum committee for the Lacrosse Hall of Fame at the Johns Hopkins University and as trustee of the St. Paul's School for Boys and The Ward Museum of Wildfowl Art. He is also past president of ReVisions, Inc., a nonprofit organization that serves the mentally ill. Mr. Stansbury is a graduate of Leadership Maryland and a director of Leadership Baltimore County. He is the author of two books; Lloyd J. Tyler: Folk Artist and Decoy Maker and Ira Hudson and Family, Chincoteague Carvers. He is also a contributing writer for Decoy Magazine. Mr. Stansbury is an alumnus of the University of Maryland and holds a master of business administration degree from George Washington University.

Eugene M. Waldron, Jr., age 65, has been a director of Bay National Corporation since June 1999 and a director of Bay National Bank since April 2000. Mr. Waldron is a Chartered Financial Analyst and in January 2009 he retired as a senior vice president in the Washington, D.C. office of Capital Guardian Trust Company, an employee-owned firm based in Los Angeles dedicated to institutional investment management. From March 1994 to August 1998, Mr. Waldron was employed by Loomis, Sayles & Company, an investment management firm. Mr. Waldron's more than three decades of investment experience include employment at CS First Boston Asset Management, Fidelity Management Trust Company, T. Rowe Price Associates and Ferris, Baker, Watts & Company.

An alumnus of Mt. St. Mary's University, Emmitsburg, Maryland, Mr. Waldron earned his master of business administration degree at the Bernard M. Baruch College of the City University of New York. A native of Annapolis, Maryland, he is Chairman of the Board of Trustees of Mt. St. Mary’s University and a member of the Mt. St. Mary's Endowment Committee.

Continuing Class A Directors – Terms Expiring in 2011.

John R. Lerch, age 64, has been a director of Bay National Corporation since June 1999 and a director of Bay National Bank since April 2000. Since January 1999, Mr. Lerch has been self-employed as a private investor trading as the Chesapeake Venture Group. From 1973 to January 1999, Mr. Lerch was president of Chesapeake Insurance-The Harris Riggin Agency, an independent insurance agency based in Salisbury, Maryland. Mr. Lerch began his business career in the securities industry, serving as a stockbroker at firms in Washington, D.C. and Salisbury, Maryland. Mr. Lerch is a past director of the Independent Insurance Agents of Maryland.

Mr. Lerch is an alumnus of Dickinson College of Carlisle, Pennsylvania. He served as an officer in the U.S. Army and holds a Bronze Star from his service in Vietnam. He is a director of Barr International, Inc., a regional medium and heavy truck sales and service organization. He is a past director of Peninsula Bank, a subsidiary of former Baltimore-based Mercantile Bankshares Corporation. He is a past director and vice-chairman of the Greater Salisbury Committee, past trustee of the Peninsula Regional Medical Center in Salisbury, past president of Salisbury-Wicomico Economic Development Corporation and past president and campaign chairman of the United Way of the Lower Eastern Shore. He also has served as a director for the Mid-Delmarva Family YMCA and was a former chairman and a past trustee of The Ward Foundation.

James P. O’Conor, age 80, has been a director of Bay National Corporation and Bay National Bank since July 2004. Mr. O’Conor is the general partner of O’Conor Enterprises, a real estate investment and consulting company, and he has served in that capacity since 2002.  Mr. O’Conor co-founded the Maryland real estate brokerage firm of O’Conor & Flynn in 1961.  In 1984, that firm merged with another large Maryland real estate brokerage firm, creating O’Conor, Piper & Flynn. Mr. O’Conor served as its Chairman and CEO.  In 1998, O’Conor, Piper & Flynn was sold to NRT, the largest real estate company in the country.  Mr. O’Conor served as Senior Vice President of NRT.

Mr. O’Conor currently serves on the Board of Directors of Saint Joseph’s Hospital, Towson University, Signal 13 Foundation, Sheppard Pratt Hospital and is Chairman of the Jefferson School.

Carl A.J. Wright, age 54, has been a director of Bay National Corporation and Bay National Bank since March 2003.  Mr. Wright is the CEO of Stephen James Associates, an executive search and staffing firm specializing in accounting, finance, human resources and banking.  He has served in that capacity since January 2006.  From 1998 to May 2005, Mr. Wright was a senior vice president of Spherion a NYSE executive search and staffing firm specializing in finance, human resources and information systems.  From 1980 until 1998, Mr. Wright was President and CEO of A.J. Burton Group. Mr. Wright served in the auditing and tax departments of Ernst & Young from 1976 to 1980. Along with his corporate responsibilities, he is an involved community member and active in professional, civic and political organizations.

Mr. Wright is an alumnus of Loyola College in Maryland and Loyola Blakefield and has served on boards and committees of both institutions.  He is past president of the Baltimore Junior Association of Commerce and served on Maryland Governor Robert L. Ehrlich Jr.’s Strategic and Finance Committees.  He was chairman of the Maryland Stadium Authority from 2003–2006. In addition, Mr. Wright is a board member of Catholic Charities and supporter of Maryland Business for Responsive Government.

Persons Expected  to Be Appointed to the Board Upon Receipt of Applicable Regulatory Approvals

The Board of Directors expects to increase the size of the Board and appoint the following persons to the Board upon receipt of applicable regulatory approvals:

Mark A. Semanie, age 45, served as Executive Vice President and Chief Financial Officer, Treasurer and Secretary of Bay National Corporation and Executive Vice President and Chief Financial Officer, Treasurer and Secretary of Bay National Bank from October 2000 until December 31, 2008, and as Chief Compliance Officer of the Bank from October 2000 until September 2008. Mr. Semanie is a Certified Public Accountant. Mr. Semanie worked in the insurance industry for over seven years. From July 1996 to October 2000, he served as Executive Vice President and Chief Financial Officer for Agency Holding Company of Maryland, Inc., parent company of Baltimore-based Agency Services, Inc., an insurance premium finance company, and Agency Insurance Company of Maryland, Inc., a multi-line property/casualty insurance company. From March 1993 to July 1996, he was associated with USF&G Corporation where he served in various capacities, including Manager of SEC and External Reporting. From August 1985 to March 1993, Mr. Semanie worked in the Boston and Baltimore offices of the international accounting firm of KPMG LLP. He last served as a Senior Manager in the Audit practice with the firm. His background includes experience in financial planning and reporting, backroom operations, human resources and regulatory compliance.

A native of Connecticut, Mr. Semanie earned a Bachelor of Science degree in accounting from Bentley College. He currently serves on the Board of Directors of Agency Insurance Company of Maryland, Inc., as a member of the Board of Directors and Treasurer of No More Stolen Childhoods and as a member of the Finance Committee of St. Margaret’s Roman Catholic Church in Bel Air, Maryland. He is a member of the American Institute of Certified Public Accountants, the Maryland Association of Certified Public Accountants, the American Institute of Chartered Property Casualty Underwriters, and Financial Executives International.

Harold C. Green, age 54, is a founder of and has been the chief executive officer of Chamberlain Contractors, Inc. a paving contractor, since 1976.

Charles L. Maskell, age 49, began his career as a CPA in a public accounting firm in 1982 and for over 15 years has been Managing Director and Partner for accounting, audit and consulting services firms.  He is founder and the Managing Director of Chesapeake Corporate Advisors, LLC, a corporate advisory and management consultant firm, a position he has held since December 2005.  In this role Mr. Maskell provides emerging and middle market companies with business strategy, valuations, and mergers and acquisitions services.  He also provides clients with litigation support in connection with commercial litigation in matters of valuation, lost profits, shareholder disputes and other matters. Mr. Maskell regularly consults with clients regarding divestures, acquisitions and mergers conducting both strategic and fair market value engagements.  From January 1998 through November 2005, Mr. Maskell was Managing Director - Consulting Services with RSM McGladrey, Inc. a national business consulting, accounting, and tax firm that focuses on middle market companies.

Mr. Maskell is a Certified Business Appraiser through The Institute of Business Appraisers and is certified in Mergers and Acquisitions through the Alliance of Merger and Acquisition Advisors. He also serves as Chairman and Member of Accounting Advisory Board for Loyola College of Maryland and is a member of the Sellinger School of Business Board of Sponsors.

Other than Hugh W. Mohler and Eugene M. Waldron, Jr. who are first cousins, there are no family relationships between any director or executive officer and any other director or executive officer of Bay National Corporation.

The Board of Directors has determined that all directors, other than Hugh W. Mohler are “independent” as defined under the applicable rules and listing standards of the NASDAQ Stock Market LLC.  Please see “Certain Relationships and Related Transactions” for a description of the relationships that the Board of Directors considered in making such independence determinations.

Bay National Corporation’s charter and bylaws provide that Bay National Corporation shall have at least three directors, and that the number of directors may be increased or decreased by the Board of Directors.  The number of directors on the Board has been fixed at twelve with all positions filled.  Proxies cannot be voted for a greater number of persons than the number of nominees named herein.  Pursuant to Bay National Corporation’s charter and bylaws, the Board of Directors is divided into three classes, with each class serving a three-year term, and the term of one class expiring each year. A director may only be removed by the affirmative vote of at least 80% of the votes entitled to be cast on the matter.  Bay National Corporation's officers are appointed by the Board of Directors and hold office at the will of the board or as otherwise provided in an employment agreement between an officer and Bay National Bank.

As Bay National Corporation is the sole stockholder of Bay National Bank, each director of Bay National Bank is elected by the Board of Directors of Bay National Corporation.  Directors of Bay National Bank serve for a term of one year and are elected each year at Bay National Bank's annual meeting of stockholders.  Bay National Bank's officers are appointed by its Board of Directors and hold office at the will of the board.

Bay National Corporation has established advisory boards of directors for its two branch locations. These are comprised of professionals and business persons, who provide advice to Bay National Corporation and Bay National Bank’s Boards of Directors and who promote the interests of Bay National Corporation and Bay National Bank.  An advisory board of directors is not required by any Maryland or federal law or regulation and advisory directors are not subject to regulatory approval or supervision.  The advisory directors do not have the power to vote on any matter considered by the Board of Directors and they serve at the pleasure of the board.

Information Regarding Executive Officers Who Are Not Directors.

There is one executive officer of Bay National Corporation and Bay National Bank that does not serve on the Board of Directors of Bay National Corporation. Biographical information concerning this executive officer is set forth below.

David E. Borowy, age 49, has served as Senior Vice President and Chief Financial Officer of Bay National Corporation and Bay National Bank since March 30, 2009 and prior to that served as Senior Vice President and acting Chief Financial Officer, subject to receipt of applicable regulatory approvals, beginning January 1, 2009.  He has also served as Secretary of Bay National Corporation and Bay National Bank since January, 2009.  Previously, beginning in January 2008 Mr. Borowy was employed with Calvert Street Capital Corporation, a newly-formed specialty investment company and served as named Chief Financial Officer and Chief Compliance Officer upon successful completion of the corporation’s initial public offering.  The initial public offering was postponed in September 2008 and Mr. Borowy’s position with the corporation was no longer required as a result.  Prior to that, he had been promoted to senior vice president with Mercantile-Safe Deposit and Trust Company and to senior vice president of Mercantile Bankshares Corporation while he was employed by both organizations from December 1985 through December 2007.

BOARD MEETINGS AND COMMITTEES

Bay National Corporation’s Board of Directors convenes at regularly-scheduled meetings nine times per year (usually the fourth Tuesday of each month with the exception of February, August and December) and such special meeting as circumstances may require.  The Board of Directors of Bay National Corporation and Bay National Bank met ten times during 2008.  Each director, other than R. Michael Gill, attended at least 75% of the total number of meetings of the Board of Directors and the Board committees of Bay National Corporation and Bay National Bank of which he was a member during 2008.

The Board of Directors of Bay National Corporation has standing Audit, Nominating and Compensation Committees.  The Board of Directors of Bay National Bank also has a number of standing committees, including the Asset & Liability Committee, Audit Committee, Capital Committee, Compensation Committee, Executive Committee, Nominating Committee, Governance Committee, Business Development & Marketing Committee and Strategic Planning Committee.  The members for each of the Audit, Nominating and Compensation Committees of Bay National Corporation and Bay National Bank are the same, and these committees each typically hold joint meetings.

Bay National Corporation’s policy requires that, in the absence of an unavoidable conflict, all directors are expected to attend the annual meeting of Bay National Corporation’s stockholders. Eleven of the members of the Board of Directors of Bay National Corporation attended the 2008 annual meeting.

Audit Committee.      Bay National Corporation’s Audit Committee members are Edwin A. Rommel, III, Chairman, William B. Rinnier, James P. O’Conor and Henry H. Stansbury.  The Board of Directors has determined that each of these individuals is “independent,” as defined under the applicable rules and listing standards of the NASDAQ Stock Market LLC and the rules and regulations of the Securities and Exchange Commission.  In addition, the Board of Directors has determined that each committee member is able to read and understand fundamental financial statements, including Bay National Corporation’s consolidated balance sheet, income statement and cash flow statement.  The Board of Directors has determined that Edwin A. Rommel, III is an “audit committee financial expert” as that term is defined by the rules and regulations of the Securities and Exchange Commission.

The Audit Committee of Bay National Corporation and Bay National Bank held four meetings in 2008.   The Audit Committee’s primary responsibilities are to assist the Board by monitoring: (i) the integrity of Bay National Corporation’s financial statements; (ii) the independent auditors’ qualifications and independence; (iii) the performance of Bay National Corporation’s independent auditors and internal audit firm; (iv) Bay National Corporation’s system of internal controls; (v) Bay National Corporation’s financial reporting and system of disclosure controls; and (vi) Bay National Corporation’s compliance with legal and regulatory requirements.

In addition, the Audit Committee was appointed to oversee treatment of, and any necessary investigation concerning, any employee complaints or concerns regarding Bay National Corporation’s accounting and auditing matters.  Pursuant to procedures adopted by Bay National Corporation, any employee with such complaints or concerns is encouraged to report them, anonymously if they desire, to the Chair of the Audit Committee for investigation, and appropriate corrective action, by the Audit Committee.

The Audit Committee has adopted a written charter, a copy of which is available on our website at www.baynational.com.

Nominating Committee.       Bay National Corporation’s Nominating Committee members are Carl A.J. Wright, Chairman, Donald G. McClure, Jr., Robert L. Moore, H. Victor Rieger, Jr. and Edwin A. Rommel, III.  The Board of Directors has determined that each of these individuals is “independent,” as defined under the applicable rules and listing standards of the NASDAQ Stock Market LLC.  The Nominating Committee of Bay National Corporation and Bay National Bank held one meeting during 2008.  The Nominating Committee has adopted a written charter, a copy of which is available on our website at www.baynational.com.

The Nominating Committee determines whether the incumbent directors should stand for reelection to the Board of Directors and identifies and evaluates candidates for membership on the Board of Directors.  In the case of a director nominated to fill a vacancy on the Board of Directors due to an increase in the size of the Board of Directors, the Nominating Committee recommends to the Board of Directors the class of directors in which the director-nominee should serve.  The Nominating Committee also conducts appropriate inquiries into the backgrounds and qualifications of possible director candidates and reviews and makes recommendations regarding the composition and size of the Board of Directors.

The Nominating Committee also evaluates candidates for nomination to the Board of Directors who are recommended by a stockholder.  Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by submitting a written recommendation to the Secretary of Bay National Corporation at 2328 West Joppa Road, Suite 325, Lutherville, MD 21093.  Submissions must include sufficient biographical information concerning the recommended individual, including age, five year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements and board memberships for the Nominating Committee to consider.  A written consent of the individual to stand for election if nominated and to serve if elected by the stockholders must accompany the submission.  The Nominating Committee will consider recommendations received by a date not later than 120 calendar days before the date the Proxy Statement was released to stockholders in connection with the prior year’s annual meeting for nomination at that annual meeting.  The Nominating Committee will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.  The Nominating Committee evaluates nominees for directors recommended by security holders in the same manner in which it evaluates any other nominees for directors.

In addition to candidates recommended by stockholders, the Nominating Committee identifies potential candidates through various methods, including but not limited to, recommendations from existing directors, customers and employees.  In identifying and evaluating candidates for membership on the Board of Directors, the Nominating Committee takes into account all factors it considers appropriate.  These factors may include, without limitation:

•
Ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including, if determined by the Committee to be appropriate, expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the Securities and Exchange Commission), local or community ties; and

•	Minimum individual qualifications, including high moral character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially.

The selection process for new members on the Board of Directors is as follows:

•	Full Board of Directors identifies a need to add new Board member with specific criteria or to fill a vacancy on the Board.

•	Chair of Committee or other designated Committee member initiates search seeking input from Board members and Company management, and hiring a search firm, if necessary.

•
Candidate or slate of candidates that will satisfy specific criteria and/or otherwise qualify for membership on the Board, based on the factors described above, are identified and presented to the Committee.

•
Chairman of the Board, the Company’s CEO and all or at least one member of the Committee interviews prospective candidate(s).  Chair of Nominating Committee will keep the full Board of Directors informed of progress.

•	Committee meets to consider and approve final candidate(s) (and conduct additional interview if deemed necessary) or recommend candidate(s) to the full Board of Directors.

Compensation Committee.        Bay National Corporation’s Compensation Committee members are Henry H. Stansbury, Chairman, Edwin A. Rommel, III, R. Michael Gill, James P. O’Conor and Carl A.J. Wright.   The Board of Directors has determined that each of these individuals is “independent,” as defined under the applicable rules and listing standards of the NASDAQ Stock Market LLC.  The Compensation Committee has adopted a written charter, a copy of which is available on our website at www.baynational.com. The Compensation Committee of Bay National Corporation and Bay National Bank held one meeting in 2008.  The Compensation Committee evaluates the performance of the President and Chief Executive Officer and makes recommendations to the Board of Directors regarding the President and Chief Executive Officer’s compensation. The Compensation Committee also reviews the current industry practices regarding compensation packages provided to executive management and the Board of Directors, including salary, bonus, stock options and other perquisites.  Based on recommendations from the President and Chief Executive Officer, the Compensation Committee approves compensation provided to members of executive management, excluding the President and Chief Executive Officer.  The Compensation Committee also develops a recommendation for compensation of the President and Chief Executive Officer and presents the recommendations to the Board of Directors for approval. The Compensation Committee also evaluates and recommends to the Board of Directors fees for non-employee board members.

DIRECTOR COMPENSATION

The following table sets forth information with respect to the compensation earned by our directors during 2008:

DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash(2)($)	Total(2)($)
Gary T. Gill	600	600
R. Michael Gill	2,250	2,250
John R. Lerch	4,800	4,800
Donald G. McClure, Jr.	5,550	5,550
Robert L. Moore	4,950	4,950
James P. O’Conor	3,750	3,750
H. Victor Rieger, Jr.	6,450	6,450
William B. Rinnier	3,000	3,000
Edwin A. Rommel, III	5,800	5,800
Henry H. Stansbury	5,850	5,850
Kenneth H. Trout (3)	5,400	5,400
Eugene M. Waldron, Jr.	3,600	3,600
Carl A.J. Wright	3,300	3,300

(1) Hugh W. Mohler is our President and Chief Executive Officer.  He is not compensated for his services as director.

(2) During 2008, the Board of Directors volunteered to waive the customary Director Compensation for attending regularly scheduled and special Board meetings for 2008 and 2009.  This table discloses the compensation that had been earned by the Directors and would have been paid absent the waiver.

(3) Mr. Trout resigned from the Board of Directors on February 5, 2009.  Mr. Trout did not resign as a result of a disagreement with the Company.

The following table provides information about our directors’ outstanding option awards as of December 31, 2008:

OUTSTANDING OPTION AWARDS AT FISCAL YEAR-END

	Option Awards(1)
Name(2)	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date
Gary T. Gill	-	-	-
R. Michael Gill	-	-	-
John R. Lerch	-	-	-
Donald G. McClure, Jr.	3,300	6.89	November 19, 2009
Robert L. Moore	3,300	6.89	November 19, 2009
James P. O’Conor	-	-	-
H. Victor Rieger, Jr.	-	-	-
William B. Rinnier	3,300	6.89	November 19, 2009
Edwin A. Rommel, III	3,300	6.89	November 19, 2009
Henry H. Stansbury	3,300	6.89	November 19, 2009
Kenneth H. Trout	3,300	6.89	November 19, 2009
Eugene M. Waldron, Jr.	3,300	6.89	November 19, 2009
Carl A.J. Wright	-	-	-

(1)           In November 2001, Bay National Corporation granted each of its then directors options to purchase 3,300 shares of its common stock at $6.89 per share, the then fair market value.  A total of 42,900 options were issued.  The options vested in four equal installments with the first 25% installment vesting on the third anniversary of the individual director’s appointment to Bay National Corporation’s Board of Directors. The remaining 25% installments vested on the fourth, fifth, and sixth anniversary of the individual director’s appointment to the Board of Directors. As of April 10, 2009, options to purchase 16,500 shares had been exercised. Options to purchase 23,100 shares were exercisable as of, or within 60 days of, April 10, 2009. The options expire on November 19, 2009.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the year ended December 31:

2002
Dividend yield	-
Expected volatility	20.00%
Risk-free interest rate	4.17%
Expected lives (in years)	8

(2) Hugh W. Mohler is a director and named executive officer of Bay National Corporation.  Mr. Mohler’s unexercised options at December 31, 2008 pursuant to the 2001 grant described above are included in the “Executive Compensation” section below.

Pursuant to our Director Compensation Policy, Bay National Bank pays directors who are not officers or employees of Bay National Corporation or Bay National Bank (e.g., all directors other than Mr. Mohler) (“Qualified Directors”) $300 for each attended regularly scheduled meeting and each special meeting of the Board of Directors of Bay National Bank and $150 for each attended regularly scheduled meeting and each special meeting of a committee of the Board of Directors of Bay National Bank. Qualified Directors of Bay National Bank are also entitled to reimbursement for their reasonable travel costs related to their attendance at board and committee meetings, and all directors of Bay National Corporation and Bay National Bank are reimbursed for reasonable expenses incurred on behalf of Bay National Corporation and Bay National Bank.   In addition, the chair of the Executive Committee and the chair of the Audit Committee of the Board of Directors of Bay National Bank receive an additional $100 for each attended regularly scheduled meeting and each special meeting.  The Director Compensation Policy also provides that the Board of Directors or the compensation committee of the Board of Directors of Bay National Bank may authorize discretionary payments to Qualified Directors as a result of outstanding service by the Qualified Director.  Furthermore, the Director Compensation Policy provides that the policy may be changed from time to time.  As noted above, our Directors waived the receipt of fees for 2008.  Therefore, Bay National Bank did not accrue any meeting fees during 2008.

During 2008, Bay National Corporation and Bay National Bank did not reimburse any travel costs or expenses.

Bay National Corporation does not pay cash remuneration to its directors.  It is expected that unless and until Bay National Corporation becomes actively involved in additional businesses other than owning all the capital stock of Bay National Bank, no separate cash compensation will be paid to the directors of Bay National Corporation in addition to that paid to them by Bay National Bank in their capacities as directors of Bay National Bank.  However, Bay National Corporation may determine in the future that such separate cash compensation is appropriate.

EXECUTIVE COMPENSATION

Summary Compensation Table The following table sets forth the compensation paid by Bay National Corporation and Bay National Bank to its named executive officers (“NEO”) including the Chief Executive Officer of Bay National Corporation and Bay National Bank and any other executive officer of Bay National Corporation and Bay National Bank who received compensation in excess of $100,000 during 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (4)	All Other Compensation ($)	Total ($)
Hugh W. Mohler, President and Chief Executive Officer (1)	2008	246,173	-	-	9,628	255,801
	2007	240,000	10,000	-	10,798	260,798
	2006	225,000	100,000	28,412	11,313	364,725
Richard J. Oppitz, Executive Vice President (2)	2008	168,942	-	-	7,338	176,280
	2007	154,000	10,000	-	7,521	171,521
	2006	140,000	56,000	-	2,544	198,544
Mark A. Semanie, Executive Vice President and CFO (3)	2008	193,077	-	-	10,907	203,984
	2007	185,000	10,000	-	9,084	204,084
	2006	180,000	72,000	14,215	9,410	275,625

(1)  Other compensation includes $8,746, $10,026, and $10,651 of contributions to the Company’s 401(k) retirement plan for 2008, 2007 and 2006, respectively, and $882, $772, and $662 of term life insurance premiums paid by the Bank on Mr. Mohler’s behalf for 2008, 2007 and 2006, respectively.

(2)  Mr. Oppitz was terminated effective January 7, 2009. Other compensation includes $6,676, $6,859 and $1,938 of contributions to the Company’s 401(k) retirement plan and $662, $662 and $606 of term life insurance premiums paid by the Bank on Mr. Oppitz’s behalf for 2008, 2007 and 2006, respectively.

(3)  Mr. Semanie resigned effective December 31, 2008. Other compensation includes $7,625, $8,202, and $8,528 of contributions to the Company’s 401(k) retirement plan for 2008, 2007 and 2006, respectively, $882 of term life insurance premiums paid by the Bank on Mr. Semanie’s behalf for each of  2008, 2007 and 2006 and $2,400 for a health savings plan paid by the Bank in 2008.

(4) The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the year ended December 31:

2002
Dividend yield	-
Expected volatility	20.00%
Risk-free interest rate	4.17%
Expected lives (in years)	8

EMPLOYMENT AGREEMENTS

On June 1, 2006, Bay National Bank (the “Bank”) and Hugh W. Mohler entered into an Amended and Restated Employment Agreement (the “Restated Agreement”), pursuant to which Mr. Mohler will continue to serve as President and Chief Executive Officer of the Bank and the Company.

The Restated Agreement provides for an initial annual base salary of $225,000. In addition, Mr. Mohler is eligible for annual incentive compensation bonuses as determined by the Bank’s board of directors and is entitled to participate in any bonus, incentive and other executive compensation program available to senior management. As of January 1, 2008, Mr. Mohler’s annual base salary was increased from $240,000 to $255,000. Mr. Mohler’s annual base compensation was voluntarily decreased from $255,000 to $229,500 as of September 5, 2008 and was decreased along with our other officers’ salaries to $206,000 effective January 23, 2009 as part of a broader effort to manage expenses.

The Restated Agreement has an initial three-year term that, unless written notice that the Restated Agreement will not be renewed is provided to Mr. Mohler, is renewed for an additional year on the anniversary of its effective date, such that the remaining term at each such anniversary date will be three years. The Restated Agreement provides for earlier termination in certain circumstances.

If Mr. Mohler’s employment is terminated by the Bank without Cause or upon Mr. Mohler’s Permanent Disability, by Mr. Mohler for Good Reason or upon his Permanent Disability (all as defined in the Restated Agreement), or upon Mr. Mohler’s death, Mr. Mohler (or his personal representative) will be entitled to receive an amount equal to his current base salary plus all benefits he is then receiving for a period equal to the remaining term of the Restated Agreement plus any incentive compensation already accrued for that year.

If the Bank does not renew the Restated Agreement by providing the notice of nonrenewal, then, assuming a Change of Control (as defined in the Restated Agreement) has not occurred, Mr. Mohler will be entitled to receive at the end of the then-current term of employment an amount equal to 50% of his base salary for the preceding 12-month period either in a lump sum or in six equal monthly installments, at his option, as well as continuation of employee benefits substantially similar to those he is then receiving for a period of six months.

If, within 12 months following a Change in Control, the Restated Agreement is terminated by Mr. Mohler for any reason or by the Bank without Cause, then, instead of the payments provided for above, Mr. Mohler will be entitled to (i) a lump sum payment equal to the sum of (a) 2.99 times his average annual taxable compensation during the last five years minus the aggregate present value of any other payments he receives that are treated as contingent upon the Change in Control and (b) a pro-rated bonus; (ii) immediate vesting of all stock awards; (iii) immediate exercisability of any unexercised stock options; and (iv) continued medical coverage for two years as available to the Bank’s other employees.

If any severance payment or distribution made to Mr. Mohler is determined to be subject to the limitations of Section 280G of the Internal Revenue Code of 1986, as amended  (the “Code”) (a “Parachute Payment”), Mr. Mohler will be entitled to a full tax “gross-up” to cover any excise taxes on such amount, unless the total value of all such payments and benefits (as measured for purposes of Section 280G) exceeds the taxable threshold by ten percent or less, in which event the payments and benefits will instead be reduced so as to fall below the taxable threshold.

Under the Restated Agreement, Mr. Mohler is bound by confidentiality and proprietary information covenants during his employment and for three years thereafter. He is also prohibited, during the period that any payments in connection with the termination or non-renewal of the Restated Agreement are being made, from competing with the Bank, soliciting its customers, and soliciting, recruiting or hiring its employees (other than his administrative assistant).

If the change of control severance payment were required to be paid in 2009, Mr. Mohler would receive approximately $801,504.

Bay National Bank has purchased "key man" life insurance on Mr. Mohler.

Mark A. Semanie.    Bay National Bank had agreed to employ Mr. Semanie on an at will basis at an annual rate of pay of $180,000 as of September 5, 2008. Mr. Semanie was also eligible for incentive bonuses at the discretion of the Compensation Committee of the Board of Directors, and is entitled to all benefits available to full time employees of Bay National Bank. Mr. Semanie was not and is not a party to a written agreement with Bay National Bank.  Mr. Semanie resigned effective December 31, 2008.

Richard J. Oppitz.    Bay National Bank had agreed to employ Mr. Oppitz on an at will basis at an annual rate of pay of $157,000 as of September 5, 2008. Mr. Oppitz was also eligible for incentive bonuses at the discretion of the Compensation Committee of the Board of Directors, and was entitled to all benefits available to full time employees of Bay National Bank. Mr. Oppitz was not and is not a party to a written agreement with Bay National Bank.  Mr. Oppitz’s employment was terminated on January 7, 2009.

BANK OWNED LIFE INSURANCE

In 2007, all officers of Bay National Bank including the named executive officers were invited to participate in the Bank’s purchase of Bank Owned Life Insurance (“BOLI”).  The income tax free earnings of BOLI are utilized to help offset the Bank’s employee benefit costs.  All insured employees gave explicit and informed consent prior to the purchase and the Bank paid the single-premium associated with the policies in 2007.

To reward their participation and provide an additional benefit to the insured’s, each was provided with a $50,000 survivorship benefit payable to the employees’ respective named beneficiaries during his or her active employment with the Bank.  This benefit does not affect the employees’ current income tax position, but the proceeds are fully taxable to their beneficiaries.  The Bank receives the death benefit associated with the policy upon an officer’s death, and the proceeds are used to pay the $50,000 benefit to his or her named beneficiaries.

During 2008, there were no additional BOLIs purchased.

BOLIs are typical in the banking industry.  They are investment vehicles for the Company that allow greater employee benefits to be offered at a lower cost.  They also encourage employment longevity.

Outstanding Equity Awards at Fiscal Year-End The following table provides information about our NEOs’ unexercised options, stock awards that have not vested, and equity incentive plan awards outstanding as of December 31, 2008 and the market value thereof as follows:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date
Hugh W. Mohler (1)	44,287	6.89	November 19, 2009
Richard J. Oppitz	-	-
Mark A. Semanie (2)	20,493	6.89	November 19, 2009

1)
In November 2001, Bay National Corporation granted Mr. Mohler options to purchase 40,987 shares of its common stock at $6.89 per share, the then fair market value.  The options vested in four equal installments with the first 25% installment vesting on the third anniversary of Mr. Mohler’s date of employment with Bay National Bank.  The remaining 25% installments vested on the fourth, fifth and sixth anniversary of Mr. Mohler’s employment date.   Mr. Mohler was also granted options to purchase 3,300 shares of its common stock for his role as director of Bay National Corporation (see “Director Compensation” section above for detailed information on this grant).

2)
In November 2001, Bay National Corporation granted Mark A. Semanie options to purchase 20,493 shares of its common stock at $6.89 per share, the then fair market value.  The options vested in four equal installments with the first 25% installment vesting on the third anniversary of Mr. Semanie’s date of employment with Bay National Bank.  The remaining 25% installments vested on the fourth, fifth and sixth anniversary of Mr. Semanie’s employment date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, are required to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of any securities of the Company. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, other than as noted below all of the Company’s directors, executive officers and beneficial owners of greater than 10% of the Company’s Common Stock made all required filings during the fiscal year ended December 31, 2008.

The following reports were filed late during 2008:

•
The Forms 4 required by each then-incumbent director (Gary T. Gill, R. Michael Gill, John R. Lerch, Donald G. McClure, Jr., Robert L. Moore, James P. O’Conor, H. Victor Rieger, Jr., William B. Rinnier, Edwin A. Rommel, III, Henry H. Stansbury, Kenneth H. Trout, Eugene M. Waldron, Jr. and Carl A.J. Wright) to report shares granted by the Company on March 3, 2008 in lieu of director fees owed for 2007; and

•	The Form 4 for John R. Lerch to report his sale of 900 shares of common stock on May 7, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lucy Mohler, the spouse of Hugh W. Mohler, serves as Bay National Corporation’s and Bay National Bank’s Senior Vice President of Marketing and Investor Relations.  E. Matthew Waldron, III, the son of director Eugene M. Waldron, and C. Bradford Wright, the son of director Carl A.J. Wright are employees of Bay National Bank. None earned aggregate compensation in excess of $120,000 during 2007 or 2008.

Director John R. Lerch owns a 100% interest in the property being leased for Bay National Bank's Salisbury, Maryland branch office. Bay National Corporation’s lease payments totaled $27,500 during each of 2007 and 2008.

Director Carl A.J. Wright is chief executive officer of Stephen James Associates, an executive search and staffing firm.  During 2008, Bay National Bank utilized their services for the hiring of a commercial lender.  Bay National Bank’s payment for this service totaled $14,400 during 2008.

Gary T. Gill, who had been director of Bay National Corporation and Bay National Bank from January 2003 until May 2008, is president and chief executive officer of the MacKenzie Companies, which owns the property being leased for Bay National Bank's Lutherville, Maryland corporate and branch offices. Bay National Corporation was a party to two leases with this landlord dated July 16, 1999.  These leases were effectively combined during 2004 and extended to February 28, 2010.  Bay National Corporation has the right to extend the leases for one additional five year term, to February 29, 2015.

As of December 31, 2008, Bay National Corporation was leasing 4,067 square feet on the first floor of the building, 6,206 square feet on the third floor of the building, and 1,429 square feet in the basement of the building and was paying $30,878 in monthly rent, which includes Bay National Corporation’s share of taxes and building operating costs.  Bay National Corporation paid the landlord $358,000 during 2007 and $368,740 during 2008.

The leases were originally entered into well in advance of Mr. Gill’s appointment to the Board of Directors in January 2003. Although Bay National Corporation did not have an independent third party reevaluate the lease terms in connection with the renewal, or evaluate the terms of the lease of additional space, management believes that the terms of the lease are at least as favorable as could be obtained from an independent third party.

In addition, Bay National Corporation paid another division of the Mackenzie Companies for construction work performed to modify some of the leased space to meet the Company’s needs. Bay National Corporation paid the contracting company $29,302 during 2007 and $0 paid in 2008.

Some of Bay National Bank’s directors and officers and the business and professional organizations with which they are associated have banking transactions with Bay National Bank in the ordinary course of business. It is Bay National Bank’s policy that any loans and loan commitments will be made in accordance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of comparable credit standing. Loans to directors and officers must comply with Bay National Bank's lending policies and statutory lending limits; therefore, directors with a personal interest in any loan application are excluded from considering any such loan application.

The officers and directors of Bay National Corporation and Bay National Bank have loans due to Bay National Bank in the amounts of $11,809,372 and $13,520,043 at December 31, 2008 and 2007, respectively.  All loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and do not involve more than the normal risk of repayment or present other unfavorable features.

PROPOSAL 2:  APPROVAL OF THE ISSUANCE OF UP TO $12,000,000 WORTH OF SHARES OF OUR COMMON STOCK AND/OR SECURITIES CONVERTIBLE INTO OR EXERCISABLE FOR COMMON STOCK, NOT TO EXCEED 15,000,000 SHARES, IN ONE OR MORE PRIVATE PLACEMENT TRANSACTIONS CLOSING ON OR PRIOR TO THE DATE THREE MONTHS AFTER THE ANNUAL MEETING, WHICH SHARES WOULD BE ISSUED AT A MAXIMUM DISCOUNT OF 25% TO THE THEN MARKET VALUE OF THE COMMON STOCK

Purpose and Manner of Issuance

We are asking stockholders to approve the issuance of up to $12,000,000 worth of shares of our common stock and/or securities convertible into or exercisable for common stock, not to exceed 15,000,000 shares, in one or more private placement transactions closing on or prior to the date three months after the Annual Meeting, which shares would be issued at a maximum discount of 25% to the then market value of our common stock on the date(s) of issuance.  Based on recent trading prices we actually expect the shares of common stock to be sold at a price that is slightly above or equal to market value.  However, because our common stock is thinly traded and the NASDAQ Stock Market defines market value as the most recent closing bid price, a single trade at an unusually high price could increase the market value of the common stock which may result in the shares being sold at a price that is below the then current market value for purposes of this proposal.  Therefore, we have indicated here a maximum market discount that is much higher, based on recent trading prices, than any anticipated discount to market price at which we expect to sell shares, so that we may proceed with an offering even if a high-priced trade or other unusual circumstance should temporarily increase the market value of the common stock.

As disclosed in our annual report on Form 10-K for the year ended December 31, 2008, the Bank has consented to the issuance of a Consent Order issued by the Office of the Comptroller of the Currency (“OCC”), the Bank’s primary regulator.  In connection therewith, we have adopted a strategic plan that maps out our strategy for the Bank to restore its higher capitalization, strong earnings, good asset quality and to also eliminate the concerns raised by the OCC in the Consent Order.  The Consent Order mandates that we raise our capital levels above the minimum capital needed to meet regulatory requirements, and our strategic plan contemplates raising funds from new stockholders as a means of doing so.  Pursuant thereto, we intend to issue shares of our common stock and, potentially, securities convertible into or exercisable for shares of our common stock, to accredited investors, as defined by Securities and Exchange Commission rules, in one or more private placements within the three-month period following the date of the Annual Meeting.

Any agreements for the sale of shares of common stock entered into prior to the Annual Meeting will provide that Bay National Corporation's issuance of such shares is subject to stockholder approval pursuant to this proposal 2.

A vote in favor of this proposal does not necessarily mean that we will issue all $12,000,000 worth of common stock and, as discussed above, does not mean such stock will be issued at a 25% discount to the market value of our common stock, within the three months following the date of the Annual Meeting.  Rather, these parameters represent the maximum number of shares and dollar amount of securities that we may issue and the maximum discount to market at which we will issue such shares, for which we are seeking stockholder approval.  The exact number of securities to be authorized and any market value discount at which these securities will be sold, subject to a maximum offering price of $12,000,000, a maximum share issuance of 15,000,000 shares and a maximum market value discount of 25%, will be determined by our Board of Directors.

NASDAQ Stockholder Vote Requirement

Our common stock is listed on the NASDAQ Stock Market.  NASDAQ Marketplace Rule 4350(i)(1)(D) requires stockholder approval prior to the sale or issuance or potential issuance of shares, in a transaction other than a public offering, equal to 20% or more of Bay National Corporation’s outstanding common stock or 20% or more of the voting power outstanding before the issuance, if the effective sale price of the common stock is less than the greater of the book or market value of the common stock.  Shares of the our common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such a capital raising transaction are considered shares issued in such a transaction in determining whether the 20% limit has been reached.  We anticipate that the aggregate number of shares of common stock we will issue in the transactions for which we are seeking stockholder approval will exceed 20% of the number of our shares of common stock currently outstanding and that will be outstanding on the dates of such sales, and that such shares of common stock may be issued at a price that we expect will be less than book value ($6.98 as of December 31, 2008) and may be less than market value (as defined by the NASDAQ Stock Market), on the date of issuance.

In order to comply with the likely application of this NASDAQ rule, we are seeking stockholder approval for the potential issuance and sale of shares of common stock in one or more capital raising transactions so that the Board of Directors will have flexibility to timely enter into and close such capital raising transactions.  If we waited to arrange for a special meeting of stockholders to approve a specific transaction, it could delay and possibly jeopardize the closing of such transaction.

NASDAQ requires us to include a maximum (i) potential discount to market value, (ii) number of shares to be issued and (iii) dollar amount of issuance in proposals like this one submitted to stockholders for approval.  Bay National Corporation is seeking approval to issue up to $12,000,000 worth of securities and a maximum of 15,000,000 shares of its common stock for up to a 25% discount from “market value,” as defined by rules of the Nasdaq Stock Market, of its common stock.  As discussed above, we expect to sell shares of common stock at a price that is slightly above or equal to market value and that the discount, if any, will be much less than the maximum proposed here, but it is possible that the shares of common stock may be issued at a price that is below market value (as defined by the NASDAQ Stock Market) on the date of issuance.  The actual discount, number of shares and dollar amount issued, if any, subject to the maximum amounts approved by stockholders, will be determined by the Board of Directors and will depend upon market conditions at the time of the equity offering or offerings.

The issuance of the common stock we are contemplating is likely to result in a significant increase in the number of shares of common stock outstanding, and current stockholders will own a smaller percentage of the outstanding common stock.  Furthermore, it is likely that a significant number of the shares we issue will be sold to one or a limited number of individuals and/or investor groups, who are then likely to control Bay National Corporation.  We anticipate that the contemplated issuances of common stock will result in a change in control of Bay National Corporation.  Moreover, Bay National Corporation might, as part of any sale of securities, be required to register any securities sold for resale under the Securities Act of 1933.  The issuance of these securities will cause a significant reduction in the percentage interests of current stockholders in the voting power, liquidation value, and book and market value of Bay National Corporation, and in its future earnings.  The sale or resale of these securities could cause the market price of our common stock to decline.

Basic Terms of Securities

We expect that the basic terms of the shares of common stock authorized pursuant to this proposal would be identical to the common stock currently outstanding.  The exact terms of any securities convertible into or exercisable for common stock that may be issued cannot be stated or estimated at the time of the filing of this proxy statement.  Similarly, it is impracticable to describe the transaction(s) in which such shares of common stock or other securities are to be issued because, at the time of the filing of this proxy statement, no such transaction has been identified.  The exact terms of the securities, including, but not limited to, dividend or interest rate, conversion price, voting rights, redemption price, maturity dates and similar matters will be determined by our Board of Directors and we do not presently anticipate seeking from our stockholders further authorization to issue such securities prior to the issuance thereof unless required to do so by NASDAQ Marketplace Rules.

The sale of the common stock and/or securities convertible into common stock will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing description of various forms of equity offering(s) and the reasons for such offering(s) is included for informational purposes to stockholders in connection with this proxy solicitation and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Bay National Corporation.  We cannot guarantee that any sales of common stock and/or securities convertible into common stock will be completed (or, if so, what the terms or timing may be) and, accordingly, cannot be certain that we will receive any proceeds from any potential sales of securities/common stock.  No such offering(s) will go forward unless the Board of Directors determines that the proposed terms and conditions are in the best interests of Bay National Corporation and its stockholders at the time.  The types of securities and number of shares of common stock to be sold and the price at which such securities will be sold are subject to market conditions and negotiations with potential investors.

Required Vote

The affirmative vote of a majority of the shares of the common stock present or represented by proxy at the Annual Meeting and entitled to vote is required for approval of this proposal.  Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Dependence (In Part) On Approval of Proposal 3

Even if our stockholders approve this proposal, we may only issue shares of common stock authorized for issuance under our articles of incorporation.  Our articles of incorporation currently authorize the issuance of up to 9,000,000 shares of common stock.  As of April 10, 2009, there were 6,461,783 unissued and unreserved shares of common stock available for issuance by the Company.  Our issuance of shares of common stock in excess of that amount is contingent upon stockholder approval of an increase in the number of authorized shares of common stock pursuant to an amendment to our articles of incorporation, as contemplated by proposal 3.

The Board of Directors recommends that stockholders vote “FOR” approval of the issuance of up to $12,000,000 worth of shares of our common stock and/or securities convertible into or exercisable for common stock, not to exceed 15,000,000 shares, in one or more private placement transactions closing on or prior to the date three months after the Annual Meeting, which shares would be issued at a maximum discount of 25% to the then market value of the common stock on the date(s) of issuance.

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Company currently has 9,000,000 shares of common stock authorized.  As of April 10, 2009, 2,153,101 shares of common stock were issued and outstanding and 385,116 shares of common stock were reserved for issuance under the Company’s stock incentive plans, including 148,641 shares of common stock reserved for issuance under outstanding awards, including options, issued pursuant to the stock incentive plans.  Therefore, as of April 10, 2009, there were 6,461,783 shares of common stock that were not issued and outstanding or otherwise reserved for issuance.  Because of the limited number of shares of common stock available to be issued, especially in light of potential issuances as discussed above under Proposal 2, our Board of Directors recommends that stockholders approve an amendment to the Company’s articles of incorporation in order to authorize an additional 11,000,000 shares of common stock of the same class as is presently authorized.

Reasons for the Proposed Amendment

As described under proposal 2 above, the Company needs to raise additional capital in order to satisfy minimum capital requirements pursuant to the Consent Order issued by the OCC.  As discussed above, we intend to issue a maximum of 15,000,000 shares of common stock in order to raise capital, but there are only 6,461,783 shares remaining unissued and unreserved under our articles of incorporation.  While 15,000,000 shares represents the maximum number of shares we would issue pursuant to proposal 2, the Board of Directors believes that it is in the best interests of Bay National Corporation and our stockholders to raise capital tha may exceed the amount we could raise by selling only the remaining 6,461,783 shares of common stock (or securities exercisable or convertible into such shares of common stock) currently available under the articles of incorporation.  In order for the Company to be able to have the flexibility to raise an amount of capital our Board of Directors believes is necessary for us to satisfy the capital levels required pursuant to the Consent Order and have the funds necessary to achieve the goals laid out in our three-year strategic plan, we believe an increase in the number of authorized shares of common stock is necessary.

In addition, the Board of Directors believes that additional shares of common stock should be available for issuance by the Board of Directors from time to time for stock dividends, stock splits, potential acquisitions, future financings, employee benefit plans and for other proper corporate purposes.  Any such issuances could also be used to discourage, or have the effect of discouraging, an attempt to acquire control of the Company, whether or not such a change in control transaction was favored by the majority of the stockholders, and could enhance the ability of officers and directors to retain their positions.  For example, common stock could be issued to persons, firms or entities known to be friendly to management.  However, the additional flexibility afforded by the ability to issue the common stock could enhance the arm’s-length bargaining capability of the Board of Directors on behalf of the Company’s stockholders in a situation involving a solicitation to obtain control of the Company without the approval of the Board of Directors.  Other than as discussed in proposal 2 above and except for stock issued pursuant to the Company’s stock incentive plans, at this time the Company does not have any plan, commitment, arrangement, understanding or agreement, either oral or written, to issue any shares of the proposed additional common stock.

Although the Board of Directors could authorize the issuance of additional shares of common stock based on its judgment as to the best interest of the Company and its stockholders, the issuance of additional shares may dilute the ownership of the Company’s existing stockholders.

Approval of this proposal will permit the Board to issue such additional shares in the future, pursuant to proposal 2 or otherwise, without further approval of the stockholders unless otherwise required by law, the rules of the NASDAQ Stock Market, or our articles of incorporation.  We are not asking our stockholders to make any changes to the number of shares of preferred stock, $0.01 par value per share, currently authorized under our articles of incorporation, which will remain at 1,000,000 shares, none of which have been issued to date.  Further, the proposed amendment will not change the dividend rights, voting rights, liquidation rights, or other terms of the common stock or preferred stock as currently set forth in our articles of incorporation.

The full text of the proposed amendment to our articles of incorporation, which will be included in the articles of amendment that we will file with the Maryland State Department of Assessments and Taxation if stockholders approve this proposal, is attached as Appendix A to this proxy statement.  The above summary of the proposed amendment to the articles of incorporation is qualified in its entirety by the text set forth in Appendix A.

Vote Required for Approval

The affirmative vote of holders of two-thirds of the outstanding shares of common stock entitled to vote on this proposal is required for approval of this proposal.  Therefore, abstentions and broker non-votes, as well as the failure to vote (including a failure to return a signed proxy card), will have the same effect as a vote against this proposal.

Effectiveness of Amendment

If approved, the amendment to the articles of incorporation will become effective upon the filing of the articles of amendment.  If the proposal is not approved by the requisite stockholder vote, the number of authorized shares of common stock will remain unchanged.

The Board of Directors recommends that stockholders vote “FOR” approval of the amendment to the Company’s articles of incorporation to increase the number of authorized shares of the Company’s common stock from 9,000,000 shares to 20,000,000 shares.

PROPOSAL 4.     RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has ratified and confirmed the Audit Committee’s selection of Stegman & Company as Bay National Corporation’s independent registered public accountants for 2009, subject to ratification by the stockholders.  Stegman & Company has served as Bay National Corporation’s independent public accountants since inception in 1999 and is considered by the Audit Committee and management to be well qualified.  No qualified opinions have been issued during such engagement.

A representative of Stegman & Company will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

A majority of votes cast at the meeting is required for approval of this proposal.  Abstentions and broker non-votes will have no effect on the vote for this proposal.  If the stockholders fail to ratify this appointment, the Audit Committee will reconsider whether to retain Stegman & Company and may retain that firm or another firm without resubmitting the matter to our stockholders.  Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at anytime during the year if it determines that such change would be in the Company’s best interests and in the best interests of our stockholders.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Stegman & Company as independent registered public accountants for 2009.

AUDIT COMMITTEE REPORT

The Audit Committee has: (1) reviewed and discussed Bay National Corporation’s audited financial statements with Bay National Corporation’s management and representatives of Stegman & Company, the  independent auditors; (2) discussed with Stegman & Company all matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (3) has received the written disclosures and the letter from Stegman & Company required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Stegman & Company the independence of Stegman & Company.  Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2008 be included in Bay National Corporation’s Annual Report on Form 10-K for the last fiscal year.

Edwin A. Rommel, III, Chairman
William B. Rinnier
James P. O’Conor
Henry H. Stansbury

Audit and Non-Audit Fees.    The following table presents fees for professional audit services rendered by Stegman & Company for the audit of Bay National Corporation’s annual consolidated financial statements for the years ended December 31, 2008 and December 31, 2007 and fees billed for other services rendered by Stegman & Company during those periods.

	Years Ended December 31
	2008	2007

Audit Fees (1)	$67,161	$58,827
Audit Related Fees (2)		-
Tax Fees (3)	5,925	4,750
All Other Fees (4)		-
Total	$73,086	$63,577

(1) Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Stegman & Company in connection with statutory and regulatory filings or engagements.

(2) Audit-Related Fees would normally consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3) Tax Fees consist of fees billed for professional services rendered for federal and state tax compliance, tax advice and tax planning.

(4) All Other Fees would normally consist of fees for services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm.

Before the accountant is engaged by Bay National Corporation or Bay National Bank to render any audit or non-audit services, the engagement is approved by Bay National Corporation’s Audit Committee.

STOCKHOLDER COMMUNICATIONS

Bay National Corporation has adopted a formal process by which stockholders may communicate with the Board of Directors.  If you would like to communicate with the Board of Directors, including a committee of the Board of Directors or individual directors, you can send an email to the Secretary of Bay National Corporation, DBorowy@baynational.com, or write to the following address:

Bay National Corporation
Board of Directors
c/o Corporate Secretary
David E. Borowy
2328 West Joppa Road, Suite 325
Lutherville, Maryland 21093

You may also choose to communicate directly with the Board of Directors, including a committee of the Board of Directors or individual directors, by contacting:

Henry H. Stansbury
Agency Services, Inc.
Suite 200
939 Elkridge Landing Road
Linthicum, Maryland 21090
Hstansbury@asionline.com

The Corporate Secretary and/or Henry Stansbury will compile all communications and will submit them to the Board of Directors, the Committee or the individual Directors on a periodic basis.

YOU MAY MAKE YOUR COMMUNICATIONS ANONYMOUSLY AND/OR CONFIDENTIALLY.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

In order to be included in the proxy materials for Bay National Corporation’s 2010 Annual Meeting, shareholder proposals submitted to Bay National Corporation in compliance with SEC Rule 14a-8 (which concerns shareholder proposals that are requested to be included in a company’s proxy statement) must be received in written form at Bay National Corporation’s executive offices on or before December 29, 2009.  In order to curtail controversy as to compliance with this requirement, shareholders are urged to submit proposals to the Secretary of Bay National Corporation by Certified Mail—Return Receipt Requested.

Pursuant to the proxy rules under the Securities Exchange Act of 1934, as amended, Bay National Corporation’s stockholders are notified that the deadline for providing us with timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the 2010 Annual Meeting will be March 14, 2010.  As to all such matters which we do not have notice on or prior to that date, discretionary authority to vote on such proposal will be granted to the persons designated in Bay National Corporation’s proxy related to the 2010 Annual Meeting.

OTHER BUSINESS

The management of the Bay National Corporation does not intend to present any other matters for action at the Annual Meeting, and the Board of Directors has not been informed that other persons intend to present any matters for action at the Annual Meeting.  However, if any other matter should properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon, pursuant to the proxy, in accordance with their judgment of the best interests of Bay National Corporation.

ANNUAL REPORT

The Bay National Corporation’s Annual Report has been mailed with this proxy statement.  Copies of the report will also be available at the Annual Meeting on May 26, 2009.

A copy of Bay National Corporation’s Annual Report, including financial statements and the schedules thereto, will be furnished by management to any beneficial owner of its securities without charge upon receipt of a written request from such person. Requests in writing should be directed to:

Bay National Corporation
c/o Corporate Secretary
David E.  Borowy
2328 West Joppa Road, Suite 325
Lutherville, MD 21093

Each request must set forth a good faith representation that, as of April 10, 2009, the record date for the Annual Meeting of Stockholders, the person making the request was a beneficial owner of securities entitled to vote at such meeting.

Appendix A

The first paragraph of Article FIFTH of the Corporation’s articles of incorporation is hereby amended and restated in its entirety as follows:

FIFTH: The total authorized capital stock of the Corporation is Twenty One Million (21,000,000) shares, consisting of Twenty Million (20,000,000) shares of common stock, with a par value of $0.01 per share, and One Million (1,000,000) shares of preferred stock, with a par value of $0.01 per share.  The aggregate par value of all authorized shares is $210,000.

REVOCABLE PROXY
X	PLEASE MARK VOTES AS IN THIS EXAMPLE	BAY NATIONAL CORPORATION

REVOCABLE PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TUESDAY, MAY 26, 2009 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Warren F. Boutilier and Hugh L. Robinson II, and each of them, to vote all of the shares of Bay National Corporation standing in the undersigned's name at the Annual Meeting of Stockholders, to be held at 2328 West Joppa Road, Lutherville, Maryland, 21093, on Tuesday, May 26, 2009 at 2:30 p.m., local time. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

1. Elect five Directors:

Hugh W. Mohler, R. Michael Gill, Donald G. McClure, Jr.,  Robert L. Moore, and H. Victor Rieger, Jr.

INSTRUCTION:  To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

_____________________________________________________

2. Approve the issuance of up to $12,000,000 worth of shares of Bay National Corporation’s common stock and/or securities convertible into or exercisable for common stock, not to exceed 15,000,000 shares, in one or more private placement transactions closing on or prior to the date three months after the 2009 annual meeting of stockholders, which shares would be issued at a maximum discount of 25% to the then market value.
		For [ ] For [ ]	With- hold [ ] Against [ ]	For All Except [ ] Abstain [ ]
3. Approve an amendment to Bay National Corporation’s articles of incorporation to increase the number of authorized shares of common stock from 9,000,000 shares to 20,000,000 shares.

4. Ratify the appointment of Stegman & Company as independent registered public accountants to audit the financial statements of Bay National Corporation for 2009.
					For [ ] For [ ]	Against [ ] Against [ ]	Abstain [ ] Abstain [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy will be voted as specified above. If no choice is specified, the proxy will be voted “FOR” Management's nominees to the Board of Directors and “FOR” proposals 2,3 and 4.  If any other business is presented at the Annual Meeting, this revocable proxy will be voted in the discretion of the proxies.

Please be sure to sign and date this Proxy in the box below.		Date
___Shareholder sign above______________Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

BAY NATIONAL CORPORATION

(Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such.
If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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